Exhibit 99.2

SEVERANCE PAY PLAN FOR EXECUTIVE EMPLOYEES

OF

ARMSTRONG FLOORING, INC.

The Severance Pay Plan for Executive Employees of Armstrong Flooring, Inc. (the “Plan”) has been authorized by the Board of Directors of Armstrong Flooring, Inc. to be effective as of September 1, 2016. This Plan supersedes all prior separation pay policies, practices, agreements and plans of the Corporation applicable to Participants (as defined below), whether in writing or otherwise, other than the Participants’ Change in Control Agreements (as defined below). Participants in this Plan are not eligible to participate in the Severance Pay Plan for Salaried Employees of Armstrong Flooring, Inc.

This Plan document is also intended to serve as the summary plan description for the Plan and is provided to inform Participants and beneficiaries of their rights and obligations under the Plan.

1.	DEFINITIONS

1.01 “Affiliate” shall mean any company which is a member of a controlled group of corporations with the Corporation pursuant to Section 414(b) of the Code, any trade or business under common control with the Corporation pursuant to Section 414(c) of the Code, any other entity to the extent it is required to be treated as an affiliated company with the Corporation pursuant to Section 414(o) of the Code, or any organization which is part of an affiliated service group with the Corporation pursuant to Section 414(m) of the Code. For purposes of determining whether an individual is an Employee and the period of employment of such individual, each entity shall be considered an Affiliate only for the period or periods during which such entity is a member of the controlled group or under common control.

1.02 “AIP” shall mean the Company’s Annual Incentive Plan or such other annual incentive compensation plan of the Company in which the Participant participates as of the Date of Termination.

1.03 “Base Salary” shall mean the Employee’s annual base salary in effect as of the date of determination.

1.04 “Cause” shall mean any of the following conduct by an Employee, as determined in the sole discretion of the Committee: (a) conviction of a felony or a crime involving moral turpitude; (b) fraud, dishonesty, misrepresentation, theft or misappropriation of funds with respect to the Company; (c) violation of the Company’s Code of Conduct or employment policies, as in effect from time to time; (d) breach of any written noncompetition, confidentiality or nonsolicitation covenant of the Participant with respect to the Company; or (e) gross misconduct in the performance of the Participant’s duties with the Company.

1.05 “Change in Control Agreement” shall mean a Change in Control Severance Agreement between the Participant and the Corporation or an Affiliate that provides severance benefits in the event of a change in control of the Corporation.

1.06 “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

1.07 “Committee” shall mean the Management Development and Compensation Committee of the Board of Directors of the Corporation.

1.08 “Company” shall mean the Corporation and its Affiliates.

1.09 “Corporation” shall mean Armstrong Flooring, Inc.

1.10 “Date of Termination” shall mean the date on which an eligible Participant terminates employment with the Company pursuant to Section 2.01(a) hereof.

1.11 “Disability” shall mean such incapacity due to illness or other physical or mental disability of the Participant, resulting in the Participant’s inability to substantially perform the essential functions of the Participant’s employment, with or without reasonable accommodation, for more than 180 calendar days in the aggregate during any 365-day period.

1.12 “Participant” shall mean a senior executive employee of the Company who (i) has a Change in Control Agreement in effect as of the Date of Termination and (ii) does not have any other written severance agreement or employment agreement with the Corporation or an Affiliate.

1.13 “Plan” shall mean the Severance Pay Plan for Executive Employees of Armstrong Flooring, Inc.

1.14 “Reasonable Alternative Employment” shall mean an offer of employment where (i) the Base Salary is equal to at least 90% of the Participant’s current Base Salary, and (ii) the distance between the Participant’s residence or current place of employment and the new place of employment is within 50 miles, or the distance of the employee’s current commute, whichever is greater.

1.15 “Target Annual Bonus” shall mean the Participant’s target annual cash bonus under the AIP for the fiscal year in which the Date of Termination occurs.

2.	ELIGIBILITY FOR SEVERANCE BENEFITS

2.01 Eligibility.

(a)	Any Participant who is involuntarily terminated by the Company without Cause (1) due to a reduction in the workforce, (2) due to the elimination of the Employee’s position, or (3) for any other reason approved in the Committee’s sole discretion, where Reasonable Alternative Employment is not provided, will be eligible for severance benefits, provided the Participant is not excluded from receiving benefits under Paragraph (b) below.

(b)	Any Participant whose employment with the Company is terminated for any of the reasons listed below shall not be eligible for benefits under the Plan:

(1) Any termination that entitles the Participant to receive severance benefits under the Participant’s Change in Control Agreement;

(2) Termination because of the death or Disability of the Employee;

(3) Termination by the Company for Cause;

(4) Termination by the Employee for any reason;

(5) Termination by the Company in connection with the sale or transfer of a plant, unit, division, or subsidiary of the Company to a successor (whether by reason of a sale of stock or assets or a spinoff), and the Employee (i) continues employment with the successor organization or (ii) is offered Reasonable Alternative Employment by the successor, regardless of whether the Employee accepts or rejects the employment offer;

(6) Termination by the Company and the Employee refuses to accept an offer of Reasonable Alternative Employment with the Corporation or any Affiliate.

2.02 Effect of Participant’s Eligibility to Retire. No eligible Participant will be denied severance benefits solely because such Participant is also eligible for retirement benefits under another plan of the Company.

3.	BENEFITS

3.01 Amount and Schedule of Benefit Payments. The Company will provide the benefits described in paragraphs (a) through (e) below to a Participant eligible for benefits under this Plan, if the requirements of Section 3.03 and other terms and conditions of the Plan are met.

(a)	Accrued Salary. Any accrued salary not yet paid to the Participant for services performed prior to the Date of Termination shall be paid in compliance with state law, but not later than 20 calendar days following the Date of Termination.

(b)	Vacation Pay. The Participant will be reimbursed for vacation pay to the Date of Termination in accordance with Company policy.

(c)	Severance Benefits. If the Participant signs and does not revoke a release as described in Section 3.03 below, the Participant shall be paid or provided with the following severance benefits:

(1) The Participant shall receive a severance amount related to the Participant’s position as follows:

Position	Severance Pay

Chief Executive Officer	200% of Base Salary and Target Annual Bonus

Other Participants	150% of Base Salary and Target Annual Bonus

(2) The Participant shall receive a severance amount equal to six times the monthly COBRA premium in effect under the Company’s health, dental and vision plans applicable to the Participant and his dependents as of the Date of Termination, less the monthly premium cost then in effect for such coverage for active employees.

(3) The Participant shall receive a prorated annual cash bonus for the fiscal year in which the Date of Termination occurs, based on Company performance through the end of the fiscal year, calculated pursuant to the AIP. The prorated bonus shall be equal to the annual cash bonus that the Participant would have received under the AIP had the Participant not terminated employment, multiplied by a fraction, the numerator of which is the number of days before the Date of Termination in the fiscal year and the denominator of which is the number of days in the fiscal year.

(4) The Participant shall be eligible for executive outplacement services, for up to 12 months after the Termination Date, not to exceed a maximum of $20,000 in cost. The Company will pay the cost of these services directly to the outplacement provider.

(d)	Mode of Payment. After the eligible Participant has satisfied all conditions precedent to receive severance benefits, (i) the severance benefits described in Paragraphs (1) and (2) above will be paid to the Participant in a lump sum within 60 days following the Date of Termination, and (ii) the prorated annual bonus, if any, described in Paragraph (3) above will be paid to the Participant at the same time as annual bonuses, if any, are paid to active employees under the AIP, but not later than March 15 of the year following the year in which the Date of Termination occurs.

(e)	Insurance Benefits. An eligible Participant’s insurance benefits shall be determined in accordance with the applicable insurance benefit plan.

3.02 Other Circumstances that Can Result in Disqualification, Forfeiture, Reduction or Suspension of Severance Benefits.

(a)	Legally Required Deductions. Appropriate federal, state and local taxes will be withheld from all severance payments.

(b)	Effect of Sale or Spinoff of Portion of Business Assets. Any Participant whose employment with the Company is terminated during or in anticipation of a sale or spinoff of some, but not all, assets of the Company is not entitled to severance benefits under this Plan if the purchaser of such assets (or other successor) offers Reasonable Alternative Employment to the Participant, and such offer of employment is made by the purchaser (or other successor) within no later than eight weeks after the termination of the Participant’s employment by the Company. Any severance benefits paid to the Participant under this Plan shall be repaid to the Company.

(e)	Effect of Participant Misconduct. Any Participant who accepts severance benefits under this Plan is obligated to reimburse the Company for the full amount of such payments if the Participant breaches any of the restrictive covenants in the Non-Compete Agreement described below or in any other written agreement between the Company and the Participant, or engages in conduct with respect to the Company that constitutes Cause (before or after the Date of Termination). Likewise, a Participant who engages in such conduct shall forfeit any right to any unpaid severance benefits under this Plan.

(f)	Non-Competition, Non-Solicitation and Confidentiality Covenants. A Participant whose employment has been involuntarily terminated shall be required to execute a Non-Compete Agreement as a condition of receiving severance benefits under this Plan. The Non-Compete Agreement shall be provided by the Company and shall include non-competition and non-solicitation covenants continuing for 24 months after the Date of Termination for the Chief Executive Officer and 18 months after the Date of Termination for other Participants, as well as confidentiality and non-disparagement covenants. The Non-Compete Agreement must be signed and returned to the Company within a period of time specified by the Company after the Participant’s Date of Termination in order for the Participant to receive any severance benefits under this Plan.

(g)	Effect of Adverse Economic Conditions. The Company may permanently suspend benefits under severance allowances in pay status (1) in the event of the Company’s insolvency, liquidation, or bankruptcy reorganization or (2) in the event the cost of providing such benefits would lead to the Company’s insolvency, liquidation, or bankruptcy reorganization.

(h)	Effect of Other Severance Pay Laws. Any severance benefits provided by the Company under this Plan shall be reduced dollar-for-dollar by any severance, separation, or any other termination pay benefit that the Corporation or any Affiliate is required to pay to an eligible Participant under any federal or state law.

3.03 Condition Precedent to Severance Benefits. For a Participant who becomes eligible for severance benefits under the Plan, severance benefits under Section 3.01(c) will not be paid or provided under any circumstances until the eligible Participant executes a Company approved release of the Participant’s then existing rights and claims against the Company and affiliated persons, in a form provided by the Company. The release must be signed and returned to the Company within a period of time specified by the Company after the Participant’s Date of Termination in order for the Participant to receive benefits under this Plan.

4.	AMENDMENT OR TERMINATION.

The Board of Directors of the Corporation may by written resolution terminate or amend this Plan at any time, provided that no amendment or termination of the Plan may adversely affect the amount, type, or timing of payment of benefits due and payable hereunder with respect to Participants whose employment has been terminated, except as provided in Section 3.02 of this Plan. Notwithstanding the foregoing, the Board of Directors has delegated the authority to amend the Plan to the Committee; provided, however, that the Board of Directors reserves the right to rescind or modify such delegation at any time and for any reason and retains the right to amend the Plan itself at any time.

5.	ADMINISTRATION

5.01 Responsibility for administration of the Plan shall be vested in the Committee, which shall have the sole and exclusive discretionary authority to determine conclusively all questions arising in connection with the administration, interpretation and application of the Plan, either by general rules or by particular decisions, including (but not limited to) questions regarding eligibility for benefits hereunder and the amount, form and timing of payments thereof, and any other matter (including any question of fact) raised by a claimant or identified by the Committee. Any such determination by the Committee shall be binding and conclusive upon all persons. The Committee may correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable by it to carry out the purpose of this Plan. The Committee may delegate administrative tasks as necessary to persons who are not Committee members.

5.02 All expenses of administering the Plan shall be borne by the Company. No member of the Committee shall receive any remuneration for service in such capacity. However, expenses of the Committee or its members paid or incurred in connection with administering the Plan shall be reimbursed by the Company.

5.03 The Company may purchase insurance to cover potential liability of the Plan’s fiduciaries. The Plan may purchase insurance for its fiduciaries and/or for itself to cover liability and losses occurring by reason of the act or omission of a fiduciary.

5.04 The Plan is unfunded and all severance payments under the Plan shall be made from the general assets of the Company.

6.	SUCCESSORS; BINDING AGREEMENT

6.01 In the event of a sale or transfer of a plant, unit, division, or subsidiary of the Company to a successor (whether by reason of a sale of stock or assets) by means of which any employee continues employment with the successor organization or is offered employment with the successor organization, the Company shall not be obliged to negotiate with the successor organization over whether to establish any severance pay plan, policy, or practice with respect to such employees or whether to cover such employees under any existing severance pay plan, policy, or practice already maintained by the successor organization.

6.02 All rights of an eligible employee hereunder shall inure to the benefit of and be enforceable by such employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If an eligible employee should die after having satisfied all conditions precedent to the receipt of such benefits, but prior to receiving all amounts of benefits payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in a lump sum in accordance with the terms of this Plan to the employee’s devisee, legatee, or other designee or, if there be no such designee, to the employee’s estate.

7.	ARBITRATION.

Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration in Lancaster County, Pennsylvania, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

8.	MISCELLANEOUS

8.01 No amount payable under the Plan shall be subject to assignment, transfer, sale, pledge, encumbrance, alienation or change by an eligible employee or the beneficiary of such employee except as may be required by law.

8.02 Neither the Plan nor any action taken hereunder shall be construed either (a) as giving any individual employed by the Company any right to receive severance benefits of a type or in any amount similar to the benefits described in Section 3.01 above, unless the individual qualifies for benefits under this Plan; or (b) as giving any employee any right to be retained in the employ of the Company.

8.03 Payments of benefits under this Plan shall be made in lieu of payments of any severance benefits of a type similar to the benefits described in Section 3.01 above that may be offered under any written or unwritten severance pay policy maintained by the Company or any employment or severance agreement between a Participant and the Company (including a Change in Control Agreement), and there shall be no duplication of benefits payable under any such policy or agreement.

8.04 This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania except to the extent preempted by the Employee Retirement Income Security Act or any other federal law.

8.05 The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect. If any court determines that any of the restrictive covenants are excessive in duration or scope or unreasonable or unenforceable, such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by law.

8.06 The Plan benefits are intended to meet the requirements of the short-term deferral and separation pay plan exemptions under Section 409A of the Code, to the maximum extent applicable. If and to the extent that any payment under this Plan is deemed to be deferred compensation subject to the requirements of Section 409A of the Code, the Plan will be operated in compliance with the applicable requirements of Section 409A of the Code and its corresponding regulations. Any payment from the Plan that is subject to the requirements of Section 409A of the Code may only be made in a manner and upon an event permitted by Section 409A of the Code, including the requirement that deferred compensation payable to a “specified employee” of a publicly traded company be postponed for six months after separation from service. Payments upon termination of employment may only be made upon a “separation from service” under Section 409A of the Code. Each payment under the Plan will be treated as a separate payment for purposes of Section 409A of the Code. In no event may an employee, directly or indirectly, designate the calendar year of any payment to be made under the Plan. If the severance benefits are deferred compensation and the maximum period during which an employee has the ability to consider and revoke a waiver/release hereunder would span two taxable years of the employee, then, regardless of when the employee signs the waiver/release and the revocation period expires, payment of severance benefits hereunder will be made or commence no earlier than the beginning of the second of such taxable years. If any benefit under this Plan is required by Section 409A of the Code to be paid in the same form that a similar benefit is paid under a Change in Control Agreement, then such benefit shall be paid in the same form as the similar benefit under the Change in Control Agreement, consistent with Section 409A of the Code, notwithstanding anything in this Plan to the contrary. All reimbursements and in-kind benefits provided under the Plan shall be made or provided in accordance with the requirements of section 409A of the Code.

8.07 Any notice or other communication provided for in this Plan shall be in writing and, unless otherwise expressly stated herein, shall be deemed to have been duly given if mailed by United States registered mail, return receipt requested, postage prepaid addressed in the case of an employee to the employee’s office at the Company with a copy to the employee’s residence and in the case of the Company to its principal executive offices, attention of the Committee.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized representative as of this        day of              2016.

ARMSTRONG FLOORING, INC.

By:

Title:

GENERAL INFORMATION

1.	Plan Name:	Severance Pay Plan for Executive Employees of Armstrong Flooring, Inc.

2.	Plan Number:	504

3.	Employer/Plan Sponsor:	Armstrong Flooring, Inc.
2500 Columbia Avenue
Lancaster, PA 17603

4.	Employer Identification Number:	47-4303305

5.	Type of Plan:	Welfare Benefit – Severance Pay Plan

6.	Plan Administrator:	Management Development and Compensation Committee
Armstrong Flooring, Inc.
2500 Columbia Avenue
Lancaster, PA 17603
866-321-7788

7.	Agent for Service of Legal Process:
Corporate Secretary, Armstrong Flooring, Inc.
2500 Columbia Avenue
Lancaster, PA 17603

8.	Sources of Contributions:	The Plan is unfunded and all benefits are paid from the general assets of the Company.

9.	Type of Administration:	The Plan is administered by the Plan Administrator.

10.	Plan Year:	The Plan’s records are kept on a January 1 to December 31 year.

CLAIMS PROCEDURE

Adverse Benefit Determinations

A terminated employee does not need to apply for benefits under the Plan. However, if the terminated employee (or his or her duly authorized representative) wishes to file a claim for benefits, the claim must be in writing and filed with the Plan Administrator, and must be received by the Plan Administrator within 90 days after the effective date of employment termination, or, if benefits have commenced, within 90 days of any reduction or cessation of benefits. If the Plan Administrator denies a claim in whole or in part, the Plan Administrator will provide notice to the terminated employee, in writing, within 90 days after the claim is filed, unless the Plan Administrator determines that an extension of time for processing is required. In the event that the Plan Administrator determines that such an extension is required, written notice of the extension shall be furnished to the terminated employee prior to the termination of the initial 90-day period. The extension shall not exceed a period of 90 days from the end of the initial period of time and the extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the benefit decision.

The written notice of a denial of a claim shall set forth, in a manner calculated to be understood by the terminated employee:

1.	the specific reason or reasons for the denial;

2.	reference to the specific Plan provisions on which the denial is based;

3.	a description of any additional material or information necessary for the terminated employee to perfect the claim and an explanation as to why such information is necessary; and

4.	an explanation of the Plan’s claims procedure and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on appeal.

Appeal of Adverse Benefit Determinations

The terminated employee (or his or her duly authorized representative) shall have an opportunity to appeal a claim denial to the “Named Appeals Fiduciary” (as defined below) for a full and fair review. The terminated employee or his or her duly authorized representative may:

1.	request a review upon written notice to the Plan Administrator within sixty (60) days after receipt of a notice of the denial of a claim for benefits;

2.	submit written comments, documents, records, and other information relating to the claim for benefits; and

3.	examine the Plan and obtain, upon request and without charge, copies of all documents, records, and other information relevant to the terminated employee’s claim for benefits.

The Named Appeals Fiduciary’s review shall take into account all comments, documents, records, and other information submitted by the terminated employee relating to the claim, without regard to whether such information was submitted or considered by the Plan Administrator in the initial benefit determination. A determination on the review by the Named Appeals Fiduciary will be made not later than 60 days after receipt of a request for review, unless the Named Appeals Fiduciary determines that an extension of time for processing is required. In the event that the Named Appeals Fiduciary determines that such an extension is required, written notice of the extension shall be furnished to the terminated employee prior to the termination of the initial 60-day period. The extension shall not exceed a period of 120 days from the receipt of the terminated employee’s notice of appeal, and the extension notice shall indicate the special circumstances requiring an extension of time and the date on which the Named Appeals Fiduciary expects to render the determination on review.

The written determination of the Named Appeals Fiduciary shall set forth, in a manner calculated to be understood by the terminated employee:

1.	the specific reason or reasons for the decision;

2.	reference to the specific Plan provisions on which the decision is based;

3.	the terminated employee’s right to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits; and

4.	a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA.

No person may bring an action for any alleged wrongful denial of Plan benefits in a court of law unless the claims procedures set forth above are exhausted and a final determination is made by the Named Appeals Fiduciary. If the terminated employee or other interested person challenges a decision of the

Named Appeals Fiduciary, a review by the court of law will be limited to the facts, evidence and issues presented to the Named Appeals Fiduciary during the claims procedure set forth above. Facts and evidence that become known to the terminated employee or other interested person after having exhausted the claims procedure must be brought to the attention of the Named Appeals Fiduciary for reconsideration of the claims determination. Issues not raised with the Named Appeals Fiduciary will be deemed waived. If the terminated employee or other duly authorized person has followed this entire claims procedure and at the end of the process the claim is denied by the Named Appeals Fiduciary, and if the terminated employee or other duly authorized person then wishes to file a legal action concerning the claim for benefits, the terminated employee or other duly authorized person must commence the legal action within 180 days after the date of the Named Appeals Fiduciary’s final decision on the claim (i.e., 180 days after the date of the final denial under this claims procedure).

The Named Appeals Fiduciary shall be the person or persons named as such by the Company, or, if no such person or persons be named, then the person or persons named by the Plan Administrator as the Named Appeals Fiduciary. Named Appeals Fiduciaries may at any time be removed by the Company, and any Named Appeals Fiduciary named by the Plan Administrator may be removed by the Plan Administrator. All such removals may be with or without cause and shall be effective on the date stated in the notice of removal. The Named Appeals Fiduciary shall be a “Named Fiduciary” within the meaning of ERISA, and unless appointed to other fiduciary responsibilities, shall have no authority, responsibility or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein.

ERISA RIGHTS STATEMENT

As a participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants shall be entitled to:

Receive Information about Your Plan and Benefits

•	Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites and union halls, all documents governing the plan, including insurance contracts and collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series), if any, filed by the plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration

•	Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series), if any, and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called “fiduciaries” of the plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan fiduciaries misuse the Plan’s money or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Your Questions

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue NW, Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publication hotline of the Employee Benefits Security Administration.